UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

C&J ENERGY SERVICES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton, HM12

Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-2244

Nabors Red Lion Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 24, 2015, C&J Energy Services, Inc. (“C&J”), Nabors Industries Ltd. (“NIL” and, together with its subsidiaries, “Nabors”), C&J Energy Services Ltd. (formerly known as Nabors Red Lion Limited) (“New C&J”), Nabors CJ Merger Co. (“Merger Sub”) and CJ Holding Co. completed the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated as of June 25, 2014, by and among C&J, NIL, New C&J, Merger Sub and CJ Holding Co. (as amended from time to time, the “Merger Agreement”) and the Separation Agreement, dated as of June 25, 2014, by and between NIL and New C&J (as amended from time to time, the “Separation Agreement”).

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the transactions contemplated by the Merger Agreement and the Separation Agreement (the “Transactions”), New C&J entered into a Credit Agreement, dated as of March 24, 2015 (as amended by the Amendment described below, the “Credit Agreement”), among New C&J, CJ Lux Holdings S.à r.l. (“Luxco”), CJ Holding Co, Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and the other lenders party thereto. The Credit Agreement provides for senior secured credit facilities in an aggregate principal amount of $1.660 billion, consisting of (a) a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $600 million and (b) a term loan B facility (the “Term Loan B Facility”) in an aggregate principal amount of $1.060 billion.

Immediately upon the closing of the Transactions, New C&J, Luxco, CJ Holding Co., the Administrative Agent and certain lenders party thereto entered into a Credit Agreement (the “Initial Credit Agreement”), providing for (a) a revolving credit facility in an aggregate principal amount of $600 million and (b) a term loan B facility in an aggregate principal amount of $775 million. New C&J, Luxco, CJ Holding Co., Citibank, N.A., as Administrative Agent, and certain lenders party thereto simultaneously also entered into a Credit Agreement, dated as of March 24, 2015 (the “Bridge Credit Agreement”), providing for a bridge credit facility in an aggregate principal amount of $250 million. Immediately after execution of the Initial Credit Agreement and the Bridge Credit Agreement, the Initial Credit Agreement was amended by a First Amendment to Credit Agreement (the “Amendment”) pursuant to which the size of the term loan B facility under the Initial Credit Agreement was increased by $285 million to $1.060 billion. CJ Holding Co. used a portion of the proceeds of such additional term loans to repay the obligations outstanding under the Bridge Credit Agreement in full.

The borrowers under the Revolving Credit Facility are New C&J, Luxco and CJ Holding Co. The borrower under the Term Loan B Facility is CJ Holding Co.

Maturity and Amortization

Borrowings under the Revolving Credit Facility will mature on March 24, 2020 (except that if any Five-Year Term Loans (described below) have not been repaid prior to September 24, 2019, the Revolving Credit Facility will mature on September 24, 2019). The Term Loan B Facility is comprised of two tranches: a tranche consisting of $575 million in aggregate principal amount of term loans maturing on March 24, 2020 (the “Five-Year Term Loans”) and a tranche consisting of a $485 million in aggregate principal amount of term loans maturing on March 24, 2022 (The “Seven-Year Term Loans”).

Borrowings under the Revolving Credit Facility are non-amortizing. The Term Loan B Facility requires the borrower thereunder to make quarterly amortization payments in an amount equal to 1.00% per annum, with the remaining balance payable on the applicable maturity date.

Pricing

Amounts outstanding under the Revolving Credit Facility will bear interest based on, at the option of the borrower, the London Interbank Offered Rate (“LIBOR”) or an alternative base rate, plus an applicable margin determined pursuant to a pricing grid based on the ratio of consolidated total indebtedness of New C&J of its subsidiaries to consolidated EBITDA of New C&J and its subsidiaries for the most recent four fiscal quarter period for which financial statements are available (The “Total Leverage Ratio”) as follows:

	Total Leverage Ratio ≤ 1.0:1.0	Total Leverage Ratio > 1.0:1.0 but ≤ 2.0:1.0	Total Leverage Ratio > 2.0:1.0 but ≤ 3.0:1.0	Total Leverage Ratio > 3.0:1.0 but ≤ 3.5:1.0	Total Leverage Ratio > 3.5:1.0
LIBOR loans	2.00%	2.25%	2.50%	2.75%	3.00%
Base rate loans	1.00%	1.25%	1.50%	1.75%	2.00%

The Revolving Credit Facility also requires that the borrowers pay a commitment fee to the lenders providing the Revolving Credit Facility in an amount equal to (i) 0.375% of the amount of the aggregate unused commitments so long as the Total Leverage

Ratio is less than or equal to 2.0:1.0 and (ii) 0.50% of the aggregate unused commitments so long as the Total Leverage Ratio is greater than 2.0:1.0.

Five-Year Term Loans outstanding under the Term Loan B Facility will bear interest based on, at the option of the borrower, LIBOR (which, in the case of the Term Loan B Facility, will be deemed to be no less than 1.00% per annum), plus a margin of 4.50%, or an alternative base rate, plus a margin of 5.50%. Seven-Year Term Loans outstanding under the Term Loan B Facility will bear interest based on, at the option of the borrower, LIBOR (which, in the case of the Term Loan B Facility, will be deemed to be no less than 1.00% per annum), plus a margin of 5.25%, or an alternative base rate, plus a margin of 6.25%. The Term Loan B Facility also contains ‘most favored nation’ pricing protection requiring that if the effective yield (giving effect to, among other things, consent fees paid to the lenders) of the Five-Year Term Loans increases by more than 50 basis points, the effective yield of the Seven-Year Term Loans must increase by the same amount less 50 basis points.

The alternative base rate is equal to the highest of (i) the Administrative Agent’s prime rate, (ii) the Federal Funds Effective Rate plus  1⁄2 of 1.00% and (iii) LIBOR plus 1.00%.

Incremental Facilities

Subject to certain conditions and limitations, the Credit Agreement permits the borrowers to increase the aggregate commitments under the Revolving Credit Facility in a total principal amount of up to $100 million.

Prepayments

The Revolving Credit Facility will be permitted to be prepaid from time to time without premium or penalty. Five-Year Term Loans are subject to a prepayment premium of 4% for any voluntary prepayments made on or prior to March 24, 2016 and no prepayment premium thereafter. Seven-Year Term Loans will be subject to a prepayment premium of 5% for any voluntary prepayments made on or prior to March 24, 2017 and no prepayment premium thereafter.

Subject to certain conditions and exceptions, the Term Loan B Facility is required to be prepaid under certain circumstances, including (i) in the event that New C&J and its subsidiaries generate Excess Cash Flow (as defined in the Credit Agreement) in any fiscal year, in an amount equal to 50% of the Excess Cash Flow for such fiscal year if the Total Leverage Ratio as of the end of such fiscal year is 3.25:1.00 or greater, (ii) in the event of a sale or other disposition of property by New C&J or its subsidiaries, in an amount equal to 100% of the net proceeds of such sale or disposition, subject to customary reinvestment rights and other exceptions, and (iii) in the event of an incurrence of debt not permitted under the Credit Agreement, in an amount equal to 100% of the net proceeds of such debt.

Restrictive Covenants

The Credit Agreement contains customary restrictive covenants (in each case, subject to exceptions) that limit, among other things, the ability of New C&J and its subsidiaries to create, incur, assume or suffer to exist liens or indebtedness, sell or otherwise dispose of their assets, make certain restricted payments and investments, enter into transactions with affiliates and prepay certain indebtedness.

Financial Covenants

The Credit Agreement contains financial covenants applicable to the Revolving Credit Facility and the Five-Year Term Loans only, including a maximum Total Leverage Ratio as follows:

Period	Maximum Total Leverage Ratio
First three full fiscal quarters after the closing date	4.50:1.00
Fourth, fifth and sixth fiscal quarters after the closing date	4.25:1.00
Thereafter	4.00:1.00

The Credit Agreement also contains a minimum ratio of consolidated EBITDA of New C&J and its subsidiaries to consolidated interest expense of New C&J and its subsidiaries for the most recent four fiscal quarter period for which financial statements are available, applicable to the Revolving Credit Facility and the Five-Year Term Loans only, of 3.00:1.00.

Events of Default

The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, certain bankruptcy or insolvency events, certain ERISA-related events, changes in control or ownership and invalidity of any loan document.

Guarantees

Subject to certain exceptions, obligations under the Credit Agreement and in respect of related hedging arrangements and related cash management arrangements are guaranteed by New C&J and its existing and after-acquired or formed subsidiaries, except that C&J Energy Services, Inc. (“C&J Sub”) and its subsidiaries will generally not be required to guarantee such obligations until the date that is 45 days after the closing date of the Transactions.

Security

Subject to permitted liens and certain other exceptions, all obligations of the borrowers and the guarantors under the Credit Agreement and in respect of related hedging arrangements and related cash management arrangements are secured by substantially all of the assets of the borrowers and the guarantors.

The foregoing description of the Initial Credit Agreement, the Amendment and the Credit Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Initial Credit Agreement and the Amendment which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 24, 2015, C&J Sub terminated the Credit Agreement, dated as of April 19, 2011, as amended, among C&J Sub, Bank of America, N.A., as Administrative Agent, and the lenders from time to time party thereto, by replacing it with the new Credit Agreement described above. No penalties were due in connection with such repayment.

The information provided in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of March 24, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent and Documentation Agent, and the other lenders party thereto

10.2	First Amendment to Credit Agreement, dated as of March 24, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD. (Registrant)

Dated: March 30, 2015	By:	/s/ Deborah Pharoah-Williams
Deborah Pharoah-Williams, Appleby Services (Bermuda) Ltd.
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of March 24, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, Citibank, N.A., as Syndication Agent and Documentation Agent, and the other lenders party thereto

10.2	First Amendment to Credit Agreement, dated as of March 24, 2015, among C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co, the guarantors party thereto, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto